Exhibit 99.1

Tribune Publishing Company Reports 2015 First Quarter Results

2015 First Quarter Summary:

  Q1 GAAP Revenues $396 million, Income from Operations $11 million, Net Income $3 million and Net Income per Diluted Share of $0.10
  Q1 Non-GAAP Pro Forma Adjusted EBITDA $30 million
  Improved sequential revenue and digital trends:
    Q1 Advertising Revenues of $220 million, down 5.7% from prior year quarter
    Q1 Circulation Revenues of $109 million, up 1.8% from prior year quarter
    Q1 Total Digital Revenue of $49 million, up 6.6% from prior year quarter (excluding prior year impact of modified affiliate agreements)
    Q1 Digital Marketing Services Revenues of $6.4 million, up 39.9% from prior year quarter
    Digital-only subscribers at 67,000 at end of Q1
  Generated $21 million of Operating Cash Flow in Q1
    Q1 Capital Expenditures of $5 million
    FY14 carryover Capital Expenditures of $8 million
  On March 17, 2015, the Company declared a 17.5 cent cash dividend, payable on May 15, 2015

CHICAGO--(BUSINESS WIRE)--May 6, 2015--Tribune Publishing Company (NYSE:TPUB) today reported financial results for its first quarter ended March 29, 2015. Management uses non-GAAP measures to improve comparability of operating results.

Tribune Publishing’s Chief Executive Officer Jack Griffin said, “The first quarter of 2015 represents our second full quarter as a publicly traded company. Our results were in line with expectations and reflect the early initiatives of our five-point transformation plan. We also continued to make strides in re-organizing our national advertising sales efforts, integrating once-disparate print and digital teams to offer marketers the full continuum of multiplatform solutions.

“Our Company remains vigilantly focused on controlling costs and this is reflected in the first quarter. We also initiated a comprehensive strategic sourcing program that leverages the collective purchasing power of all of our brands. This initiative complements the extensive zero-based budgeting process that we conducted in late 2014."

Results Summary
In millions, except per share amounts
LTM means last twelve months ended March 29, 2015
	1Q 2015	1Q 2014	LTM 2015
GAAP Measures:
Revenues	$396	$417	$1,688
Income from Operations	11	21	77
Net Income	3	12	33
Net Income per common share - Diluted	$0.10	$0.46	n/a
Operating Cash Flow (OCF)(1)	$21	$58	$94

Non-GAAP Measure:
Pro Forma Adjusted EBITDA(2)	$30	$28	$161

(1) Operating Cash Flow represents Net cash provided by operating activities.
(2) Q1 2015 Pro Forma Adjusted EBITDA includes a gain of $7.8 million related to the termination of certain post-retirement benefits.
See "Use of Non-GAAP Financial Measures" below and reconciliations of non-GAAP measures to most comparable GAAP measure.

Commitment to Premium Content: Pulitzer Prize Awards and Additional Recognition

In the first several months of 2015, a number of Tribune Publishing’s premier local news and information brands were honored with distinguished industry and peer awards. The Los Angeles Times earned two Pulitzer Prizes — in the category of criticism for insightful coverage of the television industry, and in the category of feature writing for significant coverage of the drought’s impact on communities in the state's Central Valley. The LA Times, Chicago Tribune and The Baltimore Sun were also named finalists in several other key Pulitzer categories. Additionally, Chicago Tribune earned the prestigious Nieman Fairness Award for two significant investigations; the Daily News in Newport News received the Virginia Press Association’s coveted “First Amendment Award,” and The Baltimore Sun earned two National Headliner awards for investigative reporting, as well as a first-place award from the Education Writers Association. “Premium journalism has always been the cornerstone of Tribune Publishing, and it is gratifying when our peers recognize the superb work of our editorial teams," Griffin said.

2015 FIRST QUARTER RESULTS

Total Revenues in the first quarter 2015 were $396 million compared to $417 million in the first quarter of 2014, a decline of 4.9%. Advertising revenues were $220 million in the first quarter of 2015 down 5.7% from first quarter of prior year. Circulation revenues of $109 million were up 1.8% in the quarter compared to prior year. First quarter 2015 Commercial Print and Delivery revenues of $33 million were down from $45 million in the prior year quarter due to contractual changes, primarily in Chicago and Los Angeles. All other revenues, including Direct Mail, Digital Marketing Services and Content Syndication, were $34 million, an increase of 9.5%, compared to the first quarter of 2014. Revenues from acquired properties in the first quarter of 2015 totaled $17 million.

Total Operating Expenses, including depreciation and amortization, for first quarter 2015 were $385 million, down $10 million or 2.6% from first quarter of 2014. First quarter acquired property expenses were $14 million in 2015. In the first quarter, circulation distribution expenses were $67 million and newsprint/ink expenses were $31 million, for a combined total decrease of $11 million from the prior year, a portion of which is volume related. Cash operating expenses on a “same-store” basis were reduced by $17 million or 6% versus prior year. The Company defines “same-store” expenses as operating expenses excluding: circulation distribution; newsprint/ink expenses; acquired properties expenses; $8 million gain from changes in post-retirement benefits; and the impact of items listed in the Non-GAAP reconciliations below.

Income from operations for first quarter 2015 was $11 million compared to $21 million in the prior year quarter, primarily due to revenue and expense variances described above, as well as higher depreciation and amortization expenses of $8 million related to the spin-off transaction.

Interest expense, net was $6 million in the first quarter of 2015.

Net income for the first quarter was $3 million compared to $12 million in first quarter of 2014 and variances are described above.

Net Cash Provided by Operating Activities for first quarter of 2015 was $21 million.

Pro Forma Adjusted EBITDA for the first quarter of 2015 was $30 million, up $2 million from $28 million in the first quarter of 2014. In the first quarter of 2015, Pro Forma Adjusted EBITDA includes the non-cash benefit of $8 million related to certain changes in post-retirement plans.

Conference Call Webcast

The Company’s earnings conference call will be held at 10 a.m. CT today, May 6, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, please visit investor.tribpub.com. Participants can pre-register for the call using the following link: http://dpregister.com/10059922. Participants who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. For those who do not pre-register, please dial 1-866-652-5200 in the U.S. or 1-412-317-6060 internationally at least 10 minutes prior to the scheduled start. The conference call will be “listen only” for participants other than Tribune Publishing management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until March 12, 2015. To access the replay via telephone, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally, code 10059922.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Tribune Publishing’s financial results, this press release includes references to Adjusted EBITDA and Pro Forma Adjusted EBITDA. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the term Adjusted EBITDA and Pro Forma Adjusted EBITDA may vary from that of others in the Company’s industry. Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered as an alternative to net income (loss), income from operations, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding its transformational plan and strategies, and expense savings. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "continue," "business outlook," "estimate," "outlook," or similar expressions constitute forward-looking statements. Differences in Tribune Publishing's actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s reliance on third-party suppliers for various services; the Company’s ability to adapt to technological changes; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s ability to attract and retain employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms, and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE: TPUB) is a diversified media and marketing-solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The Company’s diverse portfolio of iconic news and information brands includes 10 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy and El Sentinel, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago. For more information, please visit www.tribpub.com.

Exhibits:
Condensed Consolidated and Combined Statements of Income
Notes to Condensed Consolidated and Combined Statements of Income
Condensed Consolidated and Combined Balance Sheets
Non-GAAP Reconciliations - Net Income to Adjusted EBITDA
Non-GAAP Reconciliations - Adjusted EBITDA to Pro Forma Adjusted EBITDA

(TPUB-F)

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)
Preliminary
	Three months ended
	March 29, 2015	March 30, 2014
Operating revenues: (1)
Advertising	$219,829	$233,035
Circulation	109,283	107,307
Other	67,120	76,180
Total operating revenues	396,232	416,522

Operating expenses (2)	385,336	395,751

Income from operations	10,896	20,771

Loss on equity investments, net	(57)	(335)
Interest expense, net	(5,867)	(2)
Reorganization items, net	(601)	(9)
Income before income taxes	4,371	20,425
Income tax expense	1,856	8,653
Net income	$2,515	$11,772

Net income per common share:
Basic	$0.10	$0.46
Diluted	$0.10	$0.46

Weighted average shares outstanding:
Basic	25,495	25,424
Diluted	25,790	25,424

Dividends declared per common share:	$0.175	$—

See accompanying pages for notes. Results for 2014 represent earnings as a division of Tribune Media Company prior to the spin-off.

TRIBUNE PUBLISHING COMPANY
NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In thousands)
(Unaudited)

Preliminary

Note (1) - Operating Revenues for the three months ended March 29, 2015 and March 30, 2014.

	Three months ended
	March 29, 2015	March 30, 2014	% Change
Advertising (1a)
Retail	$109,295	$113,341	(3.6%)
National	44,908	51,003	(12.0%)
Classified	65,626	68,691	(4.5%)
Total advertising	219,829	233,035	(5.7%)
Circulation	109,283	107,307	1.8%
Other revenue
Commercial print and delivery	33,276	45,275	(26.5%)
Direct mail and marketing	16,328	17,798	(8.3%)
Digital marketing services	6,401	4,577	39.9%
Content syndication and other	11,115	8,530	30.3%
Total other revenues	67,120	76,180	(11.9%)
Total operating revenues	$396,232	$416,522	(4.9%)

Note (1a)	Three months ended
	March 29, 2015	March 30, 2014	% Change
ROP (Run of Press)	$108,684	$113,277	(4.1%)
Preprint	70,215	73,215	(4.1%)
Digital	40,930	46,543	(12.1%)
Total advertising	$219,829	$233,035	(5.7%)

TRIBUNE PUBLISHING COMPANY
NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (cont.)
(In thousands)
(Unaudited)

Preliminary

Note (2) - Operating Expenses for the three months ended March 29, 2015 and March 30, 2014.

	Three months ended
	March 29, 2015	March 30, 2014	% Change
Compensation	$149,231	$143,712	3.8%
Circulation distribution	66,905	73,540	(9.0%)
Newsprint and ink	31,295	35,498	(11.8%)
Outside services	39,355	25,920	51.8%
Corporate allocations (2a)	—	35,159	*
Occupancy	15,060	15,321	(1.7%)
Promotion and marketing	12,635	10,062	25.6%
Outside printing and production	12,184	10,576	15.2%
Affiliate fees	14,427	9,305	55.0%
Other general and administrative	31,535	32,312	(2.4%)
Depreciation and amortization	12,709	4,346	*
Total operating expenses	$385,336	$395,751	(2.6%)

Note (2a)	Three months ended
	March 29, 2015	March 30, 2014	% Change
Corporate management fee	$—	$9,060	*
Allocated depreciation	—	4,781	*
Shared service centers	—	20,285	*
Other	—	1,033	*
Total corporate allocations	$—	$35,159	*

* Represents positive or negative change in excess of 100%

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands)
(Unaudited)

Preliminary

	March 29, 2015	December 28, 2014
Assets
Current Assets:
Cash	$40,218	$36,675
Accounts receivable	209,106	234,812
Inventories	16,776	16,651
Deferred income taxes	33,459	38,207
Prepaid expenses and other	21,231	26,593
Total current assets	320,790	352,938
Net Properties	157,705	162,345
Other Assets
Goodwill	41,669	41,669
Intangible assets, net	85,388	87,272
Investments and other assets	42,355	42,291
Total other assets	169,412	171,232
Total assets	$647,907	$686,515

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$17,911	$17,911
Accounts payable	69,352	81,567
Other	189,843	206,510
Total current liabilities	277,106	305,988
Non-Current Liabilities
Long-term debt	325,362	329,613
Other non-current liabilities	41,484	44,745
Total non-current liabilities	366,846	374,358

Equity
Total stockholders' equity	3,955	6,169
Total liabilities and equity	$647,907	$686,515

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Net Income to Adjusted EBITDA:

	Three months ended
	March 29, 2015	March 30, 2014	% Change
Net income	$2,515	$11,772	(78.6%)

Income tax expense	1,856	8,653	(78.6%)
Loss on equity investments, net	57	335	(83.0%)
Interest expense, net	5,867	2	*
Reorganization items, net	601	9	*

Income from operations	10,896	20,771	(47.5%)

Depreciation and amortization	12,709	4,346	*
Allocated depreciation (1)	—	4,781	*
Allocated corporate management fee	—	9,060	*
Spin-related, restructuring and acquisition costs (2)	4,782	6,726	(28.9%)
Stock-based compensation (3)	1,530	697	*
Pension credits (4)	—	(5,472)	*

Adjusted EBITDA(5) (6)	$29,917	$40,909	(26.9%)

* Represents positive or negative change in excess of 100%

(1) - Allocated depreciation represents depreciation for primarily technology assets that were used by Tribune Publishing prior to the spin-off. As a result of the spin-off, these technology assets were assigned to Tribune Publishing and the related depreciation is included in post-spin operating results.

(2) - Spin-related, restructuring and acquisition costs include costs related to Tribune Publishing's internal restructuring, the distribution and separation from Tribune Media Company ("TCO") and acquisitions.

(3) - Stock-based compensation is due to Tribune Publishing's and TCO's equity compensation plans and is included for comparative purposes.

(4) - Pension credits are due to allocations from TCO for Tribune Publishing employees defined benefit plan. As part of the spin-off, TCO retained this plan.

(5) - First quarter 2015 Adjusted EBITDA includes a gain of $7.8 million related to the termination of certain post-retirement benefits.

(6) - First quarter 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties. This adjustment has been included in first quarter 2014 Pro Forma Adjusted EBITDA for comparability.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

Preliminary

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA:

	Three months ended
	March 29, 2015	March 30, 2014

Adjusted EBITDA	$29,917	$40,909

Modified affiliate agreement - CareerBuilder	—	(4,000)
Modified affiliate agreement - Cars.com	—	(4,000)
Public company costs	—	(6,000)
Incremental rent (1)	—	(7,000)
Intercompany rent (1) (2)	—	8,396

Pro Forma Adjusted EBITDA(3)	$29,917	$28,305

(1) - Incremental rent represents the amount estimated for intercompany rent prior the finalization of the amendments to the lease agreements. Incremental rent was added back to net income for the 2014 periods prior to the spin-off as a pro forma adjusted estimate to provide investors with post-spin economics based on no longer owning the real estate. This amount is included in the calculation of Pro Forma Adjusted EBITDA and offset against the actual amount of intercompany rent for comparability to the Pro Forma Adjusted EBITDA metrics previously disclosed. Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements. The Company began making rent payments effective with the spin-off.

(2) - First quarter 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties. This adjustment has been included in Pro Forma Adjusted EBITDA for comparability with Pro Forma Adjusted EBITDA for 2013 periods as previously disclosed.

(3) - First Quarter 2015 Pro Forma Adjusted EBITDA includes a gain of $7.8 million related to the termination of certain post-retirement benefits.

Adjusted EBITDA

Adjusted EBITDA is defined as net income before income taxes, interest income, interest expense, depreciation and amortization, income and losses from equity investments, corporate management fee from TCO, pension credits, stock-based compensation, certain unusual and non-recurring items (including spin-related costs) and reorganization items. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. Management believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA after taking into consideration rental expenses and public company costs expected to be incurred post-spin, and reductions for partial economics on reasonable-case modified affiliate agreements for digital products, including CareerBuilder.com and Cars.com. Management believes the presentation of Pro Forma Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company and includes elements used as the basis for forecasting going forward. Management believes this measure improves the understanding and comparability of future results by providing quantitative estimates for historical periods presented.

CONTACT:
Tribune Publishing Company
Investor Contacts:
Kimbre Neidhart, 469-528-9366
kneidhart@tribpub.com
or
Jenni Gilmer, 469-528-9357
jgilmer@tribpub.com
or
Press Contacts:
Matthew Hutchison, 312-222-3305
matt.hutchison@tribpub.com
or
Dana Meyer, 312-222-3308
dmeyer@tribpub.com